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January 31, 2001



REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

Attention:        Mike McDonald
                  Chief Financial Officer

Re: First Amendment to the Fifth Amended and Restated Loan Agreement (the "Amendment") dated as of May 31, 2000 (the "Loan Agreement").

Dear Mike:

         This First Amendment to the Fifth Amended and Restated Loan Agreement (the "First Amendment"), dated as of January 31, 2001, is entered into among REMEC Inc., a California corporation and Union Bank of California, N.A..

                                   WITNESSETH:

         Whereas, Borrower and the Bank have entered into that certain Loan Agreement, dated as of May 31, 2000; and

         WHEREAS, the parties hereto desire to enter into this Amendment in order to amend the Loan Agreement with respect to the matters provided for in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual terms and conditions herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. MODIFICATION TO LOAN AGREEMENT. The parties hereto amend the Loan Agreement as follows and all references to the words "Loan Agreement" shall hereinafter refer to the Loan Agreement as amended by this Section 1.

                  1.1 Section 5.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

                           Section 5.1. LIENS. Borrower will not, and will not
permit any Subsidiary to, create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items

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being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income of profits thereof except to Bank, and except for: (a) minor encumbrances and easements on real property which do not affect its market value, (b) existing liens on Borrower's personal property, (c) future purchase money security interests encumbering only the personal property purchased, or (d) liens that may exist between February 1, 2001 and July 31, 2001 as related to the acquisition of Pacific Microwave Corporation. Notwithstanding the foregoing, Borrower shall not incur or suffer to exist any Lien on leased property or other lease collateral other than Permitted Liens.

                  1.2 Section 5.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

                           Section 5.2. BORROWINGS. Borrower will not, and will
not permit any Subsidiary to, borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except: (a) pursuant to agreements made with UBOC, (b) loans and other borrowings secured by liens permitted by Section 5.1, (c) obligations incurred by AirTech under shipside bond facilities referred to in Section 5.4, (d) related debt created through the acquisition of Pacific Microwave Corporation from date of acquisition through July 31, 2001 and (e) a Two Million Pound Sterling (GBP 2,000,000) unsecured foreign exchange facility entered into by AirTech Plc with National Westminster Bank, Plc.

                  1.3 Section 5.3 of the Loan Agreement is amended and restated in its entirety to read as follows:

                           Section 5.3. CHANGES/MERGERS. Borrower will not, and
will not permit any Subsidiary to (a) liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture or other combination, (b) convey, sell or lease all or the greater part of its assets or business, or (c) purchase or release all or the greater part of the assets or business of another if the total purchase price exceeds Thirty Million Dollars ($30,000,000) or the cash consideration exceeds Fifteen Million Dollars ($15,000,000) except for: (i) the acquisition of Pacific Microwave Corporation by March 31, 2001 and (ii) the sale of Humphrey Inc. assets.

                  1.4 Section 5.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

                           Section 5.4. LOANS, ADVANCES AND GUARANTIES. Borrower
will not, and will not permit any Subsidiary to, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit; provided, however, that Borrower may (i) make loans or advances to its Affiliates or Subsidiaries, (ii) guarantee the obligations of AirTech to National Westminster Bank, Plc arising under the new foreign


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exchange facility in an amount not to exceed Two Million Pounds Sterling (GBP
2,000,000), and (iii) guarantee the obligations of AirTech arising under any shipside bond facility in an amount not to exceed One Hundred Thousand Pounds Sterling (GBP 100,000).

                  1.5 Section 5.5 (b) of the Loan Agreement is amended to read as follows:

                           (b)      Borrower's purchase of stock in Allgon AB
between September 1, 2000 and December 31, 2000 that did not exceed Fourteen Million Dollars ($14,000,000) when converted from Swedish Krona to U.S. Dollars.

         Section 2. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to each of the other parties hereto that each of the representations and warranties of Borrower contained in the Loan Agreement is true and correct in all material respects on the date hereof, with the same effect as though made on and as of such date and, for purposes of this paragraph, all references in such representations and warranties to the "Operative Documents" shall be deemed to include this Amendment.

         Section 3. EFFECTIVENESS. Subject to the execution and delivery of this Amendment by all parties hereto, this Amendment is entered into as of the date set forth in the preamble to this Amendment, but effective, however, as of January 31, 2001 (the "EFFECTIVE DATE").

         Section 4. APPLICABLE LAW. THIS AMENDMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         Section 5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.



                                          REMEC, INC., a California corporation,
                                          as Lessee

                                          By: /s/ Michael McDonald
                                             -----------------------------------
                                          Name Printed:  Michael McDonald
                                          Title:  Chief Financial Officer


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                                          UNION BANK OF CALIFORNIA, N.A.

                                          By: /s/ Rick Young
                                             -----------------------------------
                                          Name Printed:  Rick Young
                                          Title:  Vice President


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